UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2021, Fusion Pharmaceuticals Inc. (the “Company” or “Fusion”) and Ipsen Pharma SAS (“Ipsen”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) to acquire Ipsen’s intellectual property and assets related to IPN-1087, a small molecule targeting neurotensin receptor 1, or NTSR1, a protein expressed on multiple solid tumor types. Fusion intends to combine its expertise and proprietary Targeted Alpha Therapies (TATs) platform with IPN-1087 to create an alpha-emitting radiopharmaceutical, known as FPI-2059, targeting solid tumors expressing NTSR1. Fusion and Ipsen have submitted a pre-merger notification and report form with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Under the Asset Purchase Agreement and a Share Purchase Agreement entered into by Fusion and Ipsen concurrently with the Asset Purchase Agreement (the “Share Purchase Agreement”), Fusion will issue to Ipsen 400,000 shares of its common stock upon closing and an additional 200,000 shares upon the achievement of a patent-related milestone. Such shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. Fusion will also be obligated to pay Ipsen up to an additional €67.5 million upon the achievement of certain development and regulatory milestones; low single digit royalties on potential future net sales; and up to €350.0 million in net sales milestones, in each case, relating to products covered by the Asset Purchase Agreement. Fusion will also be responsible for paying to a third-party licensor up to a total of €70.0 million in development milestones for up to three indications and mid single-digit to low double-digit royalties on potential future net sales of products covered by the license agreement. Fusion will pay up to €0.7 million for existing inventory of IPN-1087.

Under the Asset Purchase Agreement, Ipsen has agreed not to develop a molecule that targets NTSR1 and combines at least one NTSR1 binding moiety and a radionuclide or cytotoxic agent until the earlier of (i) the seventh anniversary of the closing date or (ii) the date of data base lock after completion of the first phase 3 clinical trial for IPN-1087. Also under the Asset Purchase Agreement, Ipsen is expected to provide Fusion with consultation-related transition services for up to eighteen (18) months following closing for a set number of hours per month at a fixed hourly rate.

The Asset Purchase Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. The closing of the transactions under the Asset Purchase Agreement and Share Purchase Agreement are subject to the satisfaction or, if applicable, waiver, of customary conditions, including the expiration or termination of the waiting period under the HSR Act; no law or order of a governmental authority being in effect, or any legal proceedings being pending or threatened by any governmental authority, that would prohibit the transactions contemplated by the Asset Purchase Agreement; the accuracy (subject to agreed materiality thresholds) of the parties’ respective representations and warranties in the Asset Purchase Agreement and Share Purchase Agreement; the absence of a “material adverse effect” (as defined in the Asset Purchase Agreement); and the parties’ material compliance with their obligations under the Asset Purchase Agreement.

The Asset Purchase Agreement can be terminated by (1) mutual agreement of the parties, (2) by either party if the closing has not occurred by the outside date set forth in the Asset Purchase Agreement, provided that failure of the closing to occur by the outside date was not caused by the party seeking termination, (3) by either party for the other party’s uncured breach following the applicable notice period, and (4) by either party if the acquisition is barred by a governmental authority.

The description of the Asset Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release announcing its entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On March 2, 2021, the Company made available an investor presentation (the “Investor Presentation”), which the Company expects to use in connection with the announcement of the Asset Purchase Agreement.

A copy of the Investor Presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The Investor Presentation is current as of March 2, 2021, and the Company disclaims any obligation to update the Investor Presentation after such date.

The information set forth in this Item 7.01 and the Investor Presentation is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 †*	Asset Purchase Agreement by and between Fusion Pharmaceuticals Inc. and Ipsen Pharma SAS, dated March 1, 2021

99.1	Press Release, dated March 2, 2021

99.2	Investor Presentation of Fusion Pharmaceuticals Inc. dated March 2, 2021

†	Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.
*

Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: March 2, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer